Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Rice Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share(1)	457(f)(1)	180,320,063	$10.26	(4)	$1,850,083,846.38	.00011020	$203,879.24
Fees to Be Paid	Equity	Warrants to purchase Class A Common Stock(2)	457(f)(1)	19,525,000	$1.48	(5)	$28,897,000.00	.00011020	$3,184.45
Fees to Be Paid	Equity	Class A Common Stock underlying Warrants(3)	457(g)	19,525,000	$11.50	(6)	$224,537,500.00	.00011020	$24,744.04
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—				—	—	—	—
	Total Offering Amounts						$2,103,518,346.38		$231,807.72
	Total Fees Previously Paid								$230,061.33	(7)
	Total Fee Offsets								—
	Net Fee Due								$1,746.39

(1)	Consists of (i) 34,502,500 shares of Class A common stock (“Class A Common Stock”) that will be issued upon the conversion of an equal number of Class A ordinary shares of Rice Acquisition Corp. II (“RONI”) in the Domestication (as described in the proxy statement/prospectus forming a part of this registration statement (the “proxy statement/prospectus”)), (ii) 8,625,000 shares of Class A Common Stock that may be issued upon redemption of 8,625,000 units of NET Power Operations LLC (“Opco”) (together with an equal number of shares of Class B Common Stock, which will be issued upon the conversion of an equal number of Class B ordinary shares of RONI in the Domestication), and (iii) 137,192,563 shares of Class A Common Stock that may be issued upon redemption of 137,192,563 units of Opco (together with an equal number of shares of Class B Common Stock) issued to the equity holders of NET Power, LLC in connection with the Business Combination (as defined in the proxy statement/prospectus).

(2)	Consists of (i) 8,625,000 warrants to purchase Class A ordinary shares underlying units issued in RONI’s initial public offering (“public warrants”) and (ii) 10,900,000 warrants to purchase Class A ordinary shares underlying warrants issued in a private placement simultaneously with the closing of RONI’s initial public offering (the “private placement warrants”), each of which will automatically be converted by operation of law into warrants to acquire shares of Class A Common Stock as a result of the Domestication.

(3)	Represents shares of Class A Common Stock to be issued upon the exercise of (i) 8,625,000 public warrants and (ii) 10,900,000 private placement warrants.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of RONI on the New York Stock Exchange (the “NYSE”) on April 18, 2023 ($10.26 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the public warrants on the NYSE on April 18, 2023 ($1.48 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(6)	Represents the exercise price of the warrants.

(7)	The Registrant previously paid $226,804.27 in connection with the initial filing of the Registration Statement on December 22, 2022 and $3,257.06 in connection with the filing of Amendment No. 2 to the Registration Statement on March 7, 2023.

*	Immediately prior to the consummation of the Business Combination, RONI intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which RONI’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “NET Power Inc.” upon the consummation of the Domestication.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A